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                                                                   EXHIBIT 4.25

                                                                EXECUTION COPY

                        PURCHASE MONEY SECURITY AGREEMENT


     This PURCHASE MONEY SECURITY AGREEMENT ("Security Agreement") is made as of this 27th day of August, 1997 by and among Walbro Corporation, Delaware corporation (the "Company"), and such Designated Borrowers (as defined below) which from time to time become parties hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) ("Secured Party").

                                    RECITALS

     A. WHEREAS, pursuant to that certain Walbro Corporation Purchase Money Loan Agreement dated as of August 27, 1997 (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement"), among the Company, each of the financial institutions party thereto (collectively, the "Banks") and Secured Party, as Agent for the Banks, the Banks have agreed, subject to the satisfaction of certain terms and conditions, to make Purchase Money Loans (as therein defined) to the Company and to the Designated Borrowers (as defined in the Purchase Money Loan Agreement to fund the purchase of certain items of machinery, equipment, fixtures or other fixed assets, as provided therein; and

     B. WHEREAS, the obligations of the Company and each of the Designated Borrowers under the Purchase Money Loan Agreement (including without limitation any future Designated Borrowers which deliver a joinder agreement in the form attached hereto as Exhibit A) are to be secured pursuant to this Security Agreement, such that, contemporaneously with the making of each Purchase Money Loan to the Company or a Designated Borrower, the Company or such Designated Borrower, as the case may be, shall grant a security interest to the Secured Party, as Agent for the Banks, in the particular machinery, equipment, fixtures or other fixed assets purchased with the proceeds of such loan, all on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     I.   Creation of Security Interest

     As security for each Purchase Money Loan funded by the Banks under the Purchase Money Loan Agreement, Company or the applicable Designated Borrower, as the case may be, shall, by delivery of Purchase Money Loan Initial Request as referred to below, pledge, assign and transfer to the Secured Party, and grant to Secured Party a first lien on, and security interest in, all of Company's or such Designated Borrower's right, title and interest, as applicable, in and to such machinery, equipment, fixtures or other fixed assets described in the Purchase Money Loan Initial




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Request delivered by Company or the applicable Designated Borrower to the
Secured Party pursuant to Purchase Money Loan Agreement in connection with the funding of the applicable Purchase Money Loan, as collateral security for the full and prompt payment, when due (whether by acceleration or otherwise), by Company or such Designated Borrower of the applicable Purchase Money Loan, whether any such property is now owned or hereafter acquired or existing by such Debtor, and all proceeds and all products of the foregoing, including insurance proceeds, to the fullest extent permitted by law, subject in each case only to the Lien granted hereunder (the "Collateral"). The pledge and grant of a security interest in proceeds hereunder shall not be deemed to give the Debtors any right to dispose of any of the Collateral.

     II.  Debtors' Obligations

     A. Payment of Secured Indebtedness. Each security interest created hereunder by a Debtor's delivery of a Purchase Money Loan Initial Request is given as security for the discharge and performance of such Debtor's obligations as principal obligor in connection with the Purchase Money Loan identified in the applicable Purchase Money Loan Initial Request and funded pursuant to the Purchase Money Loan Agreement, the Purchase Money Notes executed by such Debtor and the other Purchase Money Loan Documents, whether such indebtedness is now or hereafter existing, or due or to become due, together with interest thereon as set forth therein; and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Purchase Money Indebtedness").

     B. Protection of Collateral. Each Debtor shall take any and all reasonable steps required to protect the Collateral encumbered by it pursuant to Section II(A) hereof, and in pursuance thereof, each such Debtor agrees that:

          (1) Such Collateral will not be misused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its intended primary use or to the extent no longer useful or necessary to such Debtor's business, and will at all times be maintained in accordance with the applicable terms of the Purchase Money Loan Agreement.

          (2) Such Collateral will be insured with insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as prudent business judgment and then current practice would dictate for companies or professional enterprises engaged in the same or a similar business and owning and operating similar properties. In the case of all such insurance policies, each such Debtor shall designate the Secured Party, on behalf of Banks, as mortgagee and loss payee and such policies shall provide that any loss be payable to each such Debtor and Secured Party, on behalf of Banks, as mortgagee and loss payee, as their respective interests may appear. Further, upon the request of the Secured Party acting at the request of the Banks, each such Debtor shall deliver copies of all said policies, including all endorsements thereon and those required hereunder, or certificates evidencing such policies and endorsements, to Secured



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Party; and each such Debtor assigns to Secured Party, on behalf of Banks, as additional security hereunder (subject to the terms hereof), all its rights to receive proceeds of insurance with respect to such Collateral. All such insurance shall, by its terms, provide that no cancellation, lapse (including without limitation any lapse for non-payment of premiums) or material change in coverage shall become effective until thirty (30) days after receipt by Secured Party of written notice from the applicable carrier. Each Debtor further shall provide Secured Party upon request with evidence reasonably satisfactory to Secured Party that each such Debtor is at all times in compliance with this paragraph. Secured Party may act as each such Debtor's attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon default in this covenant, Secured Party may procure such insurance and its costs therefor shall be charged to Company or the applicable Designated Borrower, as the case may be, payable on demand, with interest at the highest rate set forth in the Purchase Money Loan Agreement and added to the Purchase Money Indebtedness secured thereby. The disposition of proceeds of any insurance on Collateral ("Insurance Proceeds") shall be governed by the following:

                 (i) provided that no Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Fifty Thousand Dollars ($50,000), the applicable Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby; and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Fifty Thousand Dollars ($50,000), such Insurance Proceeds shall be paid to and received by Secured Party, for release to such Debtor for the replacement of the Collateral affected thereby or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Majority Banks, in their reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (B), that the Secured Party and Majority Banks may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

                (ii) if an Event of Default has occurred and is continuing hereunder or if a Call Option has been exercised (and remains outstanding) in respect of the Purchase Money Loan relating to such Collateral, all Insurance Proceeds from any loss or casualty shall be paid to and received by the Secured Party, to be applied by the Secured Party against the applicable Purchase Money Indebtedness and/or to be held by the Secured Party as cash collateral for such Purchase Money Indebtedness, as the Majority Banks may direct in accordance with the Purchase Money Loan Agreement.

                (3) Each item of Collateral encumbered by such Debtor is or shall be located on the premises set forth in the Purchase Money Loan
Initial Request relating thereto, and will not be moved to premises other than those set forth on such Purchase Money Loan Initial Request, and such other locations with respect to which each such Debtor shall have executed and delivered to Secured Party all financing statements and other documents and instruments necessary to perfect or continue the perfection of the Secured Party's security interest in such Collateral. Subject to the applicable



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terms of the Purchase Money Loan Agreement, each such Debtor will inform the
Secured Party in writing of the whereabouts of the Collateral encumbered by such Debtor and upon request therefor by the Secured Party, will promptly arrange for any inspections requested by the Secured Party, on behalf of Banks;

          (4) Each such Debtor shall comply with all applicable laws, rules, ordinances, regulations and orders of any governmental authority, whether federal, state, local or foreign in effect from time to time with respect to the Collateral, to the full extent required under the Purchase Money Loan Agreement.

          (5) Secured Party, on behalf of the Banks, may, subject to the applicable terms of the Purchase Money Loan Agreement, examine and inspect the Collateral at any time wherever located.

     C.   Protection of Security Interest. Each Debtor agrees that:

          (1) Except as permitted by the Purchase Money Loan Agreement, it will not sell, transfer, lease or otherwise dispose of any of the Collateral encumbered by such Debtor (or any interest therein) or offer to do so without the prior written consent of Secured Party, given at the written direction or with the written approval of the Banks, and will not create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of the Collateral encumbered by such Debtor (or any interest therein or portion thereof), other than in favor of Secured Party, on behalf of the Banks and liens permitted under the Purchase Money Loan Agreement.

          (2) It will, to the full extent required under the Purchase Money Loan Agreement, pay all taxes, assessments, governmental charges and levies upon the Collateral encumbered by such Debtor or for its use or operation.

          (3) It will sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons, including, without limitation, with respect to any Collateral which constitutes or may constitute fixtures under applicable law (as specified in the applicable Purchase Money Loan Initial Request or as otherwise reasonably determined by the Majority Banks) UCC 1-A fixture filings or other applicable documents or instruments reasonably required to perfect a security interest in fixtures, accompanied by a description of the real property upon which such items of Collateral are to be located or affixed and the name(s) and address(es) of the owner(s) and mortgagee(s) of such real property and, upon the reasonable request of the Majority Banks shall furnish Secured Party with consents or disclaimers filed by all Persons having an interest in such real property (including without limitation, owners, mortgage holders and lessees) consenting to the security interests and liens established hereunder in such Collateral and acknowledging or otherwise confirming the priority of the Lien established hereunder in favor of the Banks.




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          (4) It will reimburse Secured Party for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy an Event of Default of Debtor which Secured Party elects to remedy pursuant to its rights under Paragraph IV hereof.

          (5)  It will,

                    (i) subject to Sections 5.3 and 5.11 (incorporating by reference Section 8.7 of the Revolving Credit Agreement) of the Purchase Money Loan Agreement, allow Secured Party, or any Bank, to examine, audit and inspect such Debtor's books, accounts, and other records relating to Collateral wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take away copies of any and all such books, accounts, records and ledgers;

                    (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral document, pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Purchase Money Indebtedness, or any part thereof;

                    (iii) perform its obligations under and comply with the terms and provisions of the Purchase Money Loan Agreement and the other Purchase Money Loan Documents to which it is or may become a party or otherwise obligated thereunder;

                    (iv) keep, at the addresses designated on the Purchase Money Loan Initial Request and such additional addresses as may be provided from time to time for its records, all records concerning the Collateral encumbered by such Debtor, which records will be of such character as will enable Secured Party or its designees to determine at any time the status of such Collateral;

                    (v) give Secured Party not less than 30 days prior written notice of all contemplated changes in such Debtor's name, legal structure, or chief executive office, or in the location of the Collateral encumbered by such Debtor or such Debtor's records concerning same and, prior to making any such changes, file or cause to be filed all financing statements or amendments or other documents or instruments determined by Secured Party to be necessary or appropriate to establish and maintain a valid first priority security interest in all the Collateral encumbered by such Debtor in accordance with the terms hereof;

                    (vi) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral encumbered by such Debtor;

                    (vii) to the extent required under the Purchase Money Loan Agreement, promptly notify Secured Party of any material claim, action or proceeding affecting the



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     Collateral encumbered by such Debtor and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at such Debtor's expense, any such action or proceeding; and

                   (viii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party pursuant to and in accordance with the Purchase Money Loan Agreement in protecting and maintaining the Collateral encumbered by such Debtor or its rights hereunder, or in connection with any audit or inspection of such Collateral pursuant to the terms hereof, and in enforcing the security interest created herein.

          (6) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Secured Party, on behalf of Banks, such Debtor will forthwith upon demand by Secured Party execute and deliver to Secured Party on behalf of Banks, whatever documentation the Secured Party or the requisite Banks shall reasonably deem necessary or proper for such purpose. Should any covenant, duty or agreement of such Debtor fail to be performed in accordance with its terms hereunder resulting in an Event of Default, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of such Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Purchase Money Indebtedness, and, at the request of Secured Party, such Debtor agrees to pay such amount to Secured Party upon demand at Secured Party's office in Detroit, Michigan together with interest thereon at the highest rate at which interest accrues on amounts after the same become due pursuant to the terms of the Purchase Money Loan Agreement, from the date of such expenditure by Secured Party until paid.

          (7) It will hold the proceeds of any of the Collateral encumbered by such Debtor which is sold as permitted under the Purchase Money Loan Agreement or otherwise (subject to the terms thereof) in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Secured Party immediately upon its request. The provisions of this Section II(B)(7) shall not be deemed to give the Debtors (or any of them) any right to dispose the Collateral.

          (8) If Secured Party, acting in its sole discretion, redelivers any Collateral to a Debtor or such Debtor's designee for the purpose of (i) the ultimate sale or exchange thereof, or (ii)presentation, collection, renewal, or registration of transfer thereof, or (iii) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing therewith preliminary to sale or exchange; such redelivery shall not constitute a release of Secured Party's security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Banks, specifically so agrees in writing. If such Debtor requests any such redelivery, such Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.





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          (9) Subject to the applicable terms of the Purchase Money Loan
Agreement, each Debtor shall take any and all other steps reasonably required under applicable law to perfect the lien and security interest established hereby in favor of Secured Party, on behalf of the Banks, including without limitation the execution, delivery and/or performance of appropriate acknowledgments, governmental acknowledgments, registrations or approvals, financing statements and other documents and instruments, and the registration, recording and/or filing of such instruments with such Persons and in such jurisdictions as necessary to perfect the security interest and lien established hereby.

     III. Default

     The terms "Default" and "Event of Default", as used herein, shall mean the occurrence of a Default or an Event of Default, as the case may be, under the Purchase Money Loan Agreement.

     IV.  Secured Party's Rights and Remedies.

     In addition to its rights and remedies under the Purchase Money Loan Agreement and the other Purchase Money Loan Documents, and under applicable law, Secured Party shall have available to it the following rights and remedies upon the occurrence and during the continuance of an Event of Default:

     A. Right to Discharge Debtors' Obligations. Secured Party may, with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, whether senior or junior to the security interest herein granted, may remedy or cure any default of a Debtor under the terms of any lease, rental agreement, land contract, mortgage or other document which in any way pertains to or affects such Debtor's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, unless the applicable Debtor is contesting in good faith such obligations, and such Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the Collateral affected thereby.

     B. Remedies and Enforcement. Secured Party shall have and may exercise, at the direction or with the approval of the Majority Banks, any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan or other applicable uniform commercial code (or other applicable law), to the full extent permitted by applicable law, on the date of this Security Agreement or the date of a Default or Event of Default, together with any and all other rights and remedies otherwise provided and available to Secured Party by applicable law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, Secured Party



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may, at the direction or with the approval of the Majority Banks, or with respect to subparagraph (3) below), all of the Banks:

          (1) Enter upon such Debtor's premises to take possession of, assemble, collect and/or dispose of the Collateral encumbered by such Debtor and, if Secured Party elects to do, to apply any of such Collateral against any of the Purchase Money Indebtedness secured thereby;

          (2) Require each of the Debtors to assemble the Collateral encumbered by such Debtor and make it available at a place Secured Party designates to allow Secured Party to take possession or dispose of such Collateral;

          (3) Waive any default, or remedy any default, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

          (4) Appoint any officer or agent of Secured Party as such Debtor's true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing); to endorse such Debtor's name or any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment in respect of or constituting Collateral (including payments payable under any policy of insurance on Collateral) that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to sign and endorse the name of such Debtor and/or any of its officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instrument or document relating thereto or to such Debtor's rights therein; to execute on behalf of such Debtor any financing statements, amendments, subordinations or other filings pursuant to the Purchase Money Loan Agreement, this Security Agreement or the other Purchase Money Loan Documents; such Debtor hereby granting unto Secured Party on behalf of the Banks, as the proxy and attorney-in-fact of such Debtor, full power to do any and all things necessary to be done in and about the premises as fully and effectually as such Debtor might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the entire term of the Purchase Money Loan Agreement, and all transactions thereunder and thereafter as long as any Purchase Money Indebtedness or any of the commitments to lend (whether optional or obligatory) remain outstanding. The Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of such Debtor, provided that Secured Party shall act in a commercially reasonable manner.

     C.   Right of Sale.







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          (1) Each Debtor agrees that upon the occurrence and continuance of an
     Event of Default, Secured Party may, at its option, sell and dispose of the Collateral encumbered by such Debtor at public or private sale without any previous demand of performance. Each Debtor agrees that notice of such sale sent to such Debtor's address, as set forth on the signature pages attached hereto (or in any Purchase Money Note delivered under the Purchase Money Loan Agreement), by certified or registered mail sent at least five (5) Business Days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

                      (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Secured Party;

                     (ii) to the Purchase Money Indebtedness secured by such Collateral, including without limitation all accrued interest thereon, premiums, breakage costs, and make whole amounts, if any, in the order and manner set forth in the Purchase Money Loan Agreement; and

                    (iii) any surplus of such proceeds remaining shall be paid to such Debtor, or to such other party who shall lawfully be entitled thereto.

          (2) At any sale or sales made pursuant to this Security Agreement or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns.

     D. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Security Agreement, on behalf of the Banks, in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party or any of the Banks in refraining from so doing at any time or times. The failure of Secured Party or any of the Banks at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Security Agreement or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks hereunder shall be cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     VI.  Representations, Warranties and Covenants of Debtors.






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     Each Debtor represents and warrants, and, after the date hereof, covenants so long as any of the Purchase Money Loan Agreement, the Purchase Money Notes or the other Purchase Money Loan Documents remains in effect, that:

     A. The Collateral does not comprise a part of the Company's or the applicable Designated Borrower's inventory and it is and will only be used by the Company or such Designated Borrower, as the case me be, in its business and will not be held for sale or lease, or removed from the premises where presently located, or otherwise disposed of by the Company or such Designated Borrower without the prior written consent of the Majority Banks.

     B. No financing statement covering the Collateral, or any part thereof, has been or will be filed with any filing officer, except as permitted under the Purchase Money Loan Agreement.

     C. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been or will be made and no security interest, other than the one created hereby or pursuant to security agreements and pledges previously made in favor of Secured Party on behalf of the Banks, has or will be attached or has been or will be perfected in the Collateral or in any part thereof, except as permitted under the Purchase Money Loan Agreement.

     D. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral (excluding accounts, accounts receivable and rights to payment for services rendered), except as permitted under the Purchase Money Loan Agreement.

     E. At the time Secured Party's security interest attaches to any of the Collateral (or its proceeds), the applicable Debtor will be the lawful owner thereof with the right to transfer any interest therein, such Collateral is free and clear of all liens other than the one created hereby or permitted by the Purchase Money Loan Agreement and that such Debtor will make such further assurances to prove its title to the Collateral as may be reasonably required, will keep such Collateral free and clear of all liens other than the one created hereby and liens permitted by the Purchase Money Loan Agreement, and will take such action to defend such Collateral and its proceeds against the lawful claims and demands of all persons whomsoever.

     F. The representations and warranties contained in the Purchase Money Loan Agreement are incorporated by reference herein and are all made as of the date hereof.

     VII. Mutual Agreements.

     Each Debtor and Secured Party mutually agree as follows:

     A. "Debtor" and "Secured Party" as used in this Security Agreement include the successors and permitted assigns of those parties, and, as used herein, "Debtors" shall refer to the Debtors collectively, and each of them.







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     B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this Security Agreement shall be that of the State of Michigan.

     C. This Security Agreement includes all amendments and supplements hereto and all assignments hereof, provided, that Debtors and Secured Party shall not be bound by any amendment hereto unless such amendment is expressed in a writing executed by each of them.

     D. All capitalized or other terms not specifically defined herein are used as defined in the Purchase Money Loan Agreement. To the extent not inconsistent therewith, all such terms shall also be construed in conformity with the Michigan or other applicable Uniform Commercial Code.

     E. This Security Agreement shall remain in full force and effect for the entire duration that the Purchase Money Loan Agreement remains effective and until all of the Purchase Money Indebtedness has been repaid and discharged in full.

     F. THE PARTIES HERETO ACKNOWLEDGE THAT THIS SECURITY AGREEMENT IS SUBJECT TO THE MUTUAL WAIVER OF JURY TRIAL CONTAINED IN THE APPLICABLE PROVISIONS OF THE PURCHASE MONEY LOAN AGREEMENT.

     G. Each of the Debtors hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Security Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Each Debtor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to such Debtor at its address specified in Schedule II hereto or by certified mail directed to such address. Nothing in this paragraph shall affect the right of the Banks and the Secured Party to serve process in any other manner permitted by law or limit the right of the Banks or the Secured Party (or any of them) to bring any such action or proceeding against any of the Debtors or any of its or their property in the courts of any other jurisdiction. Each of the Debtors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     H. All notices and other communications to be made or given pursuant to this Purchase Money Security Agreement shall be sufficient if made or given in writing and delivered by messenger, reputable air courier or deposited in the United States mails, registered or certified first class mail, or sent by telecopy, receipt confirmed, addressed as provided in the Purchase Money Loan Agreement, or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

                   [SIGNATURES FOLLOW ON SUCCEEDING PAGES]






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     IN WITNESS WHEREOF, each of the undersigned Debtors and Secured Party have executed this Security Agreement as of the day and year first above written.

                                   DEBTORS:

                                   WALBRO CORPORATION



                                   By: /s/ Michael A. Shope
                                      -------------------------------
                                   Its: Chief Financial Officer
                                        and Treasurer
                                       ------------------------------



                                   WALBRO AUTOMOTIVE
                                   CORPORATION



                                   By: /s/ Michael A. Shope
                                      -------------------------------
                                   Its: Treasurer
                                       ------------------------------

ACCEPTED BY SECURED PARTY:

COMERICA BANK, as Agent for the Banks



By: /s/ Mark B. Grover
   ---------------------------
Its: Vice President
    --------------------------




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                                JOINDER AGREEMENT

     A. This Joinder Agreement is executed and delivered by the undersigned Designated Borrower pursuant to that certain Walbro Corporation Purchase Money Loan Agreement dated as of August 14, 1997, as amended according to the terms thereof ("Purchase Money Loans Account").

     B. All capitalized terms used herein shall, unless expressly defined to the contrary in this Joinder Agreement, have their respective meanings set forth in the Purchase Money Loan Agreement.

     C. In accordance with Section 5.4 of the Purchase Money Loan Agreement, the undersigned Designated Borrower shall, by executing and delivering this Joinder Agreement, become immediately obligated as a Debtor under the Purchase Money Security Agreement, attached hereto, as fully as though an original signatory thereto.



                                   [FUTURE DESIGNATED BORROWER]



                                   By:____________________________

                                   Its:___________________________



ACCEPTED BY SECURED PARTY:

COMERICA BANK, as Agent for the Banks



By:_____________________________

Its:____________________________






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